EXCELSIOR BUYOUT INVESTORS, LLC

                            ------------------------

                                  SUBSCRIPTION

                                     BOOKLET

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                         EXCELSIOR BUYOUT INVESTORS, LLC

                            SUBSCRIPTION INSTRUCTIONS

This booklet contains documents which must be executed and returned if you wish to invest in Excelsior Buyout Investors, LLC (the "Company"). You should consult with an attorney, accountant, investment advisor or other advisor regarding an investment in the Company and its suitability for you. All Subscription
Documents must be completed correctly and thoroughly or they will not be accepted. If you wish to invest, please complete, sign and return this Subscription Booklet and retain the Company's prospectus.

If you have any questions concerning these Subscription Documents or would like assistance completing them, please contact your investment advisor.

INSTRUCTIONS FOR INDIVIDUALS (SUBSCRIPTIONS THROUGH A RETIREMENT PLAN, INCLUDING IRAS AND 401KS, MUST BE MADE PURSUANT TO THE "INSTRUCTIONS FOR ENTITIES OTHER THAN INDIVIDUALS," BELOW)

1. Fill out and sign pages 17-20.

            NOTE: By executing page 20, the investor thereby grants the Power of Attorney contained in the Subscription Agreement under Section 1(c).

2. Return this booklet to the Company at the address listed below under the heading COMPANY ADDRESS.

3. Follow the instructions listed below under the heading PAYMENT OF CAPITAL CONTRIBUTION.

INSTRUCTIONS  FOR  ENTITIES  OTHER  THAN  INDIVIDUALS   (TRUSTS,   CORPORATIONS,
CUSTODIANS, IRAS ETC.)

4. Direct the appropriate personnel to answer the Questionnaire found on page 17 by initialing in the spaces provided.



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5. Appropriate personnel should fill out and sign pages 17-20.

6. NOTE: By executing page 20, the investor thereby grants the Power of Attorney contained in the Subscription Agreement under Section 1(c).

7. Return this booklet to the Company at the address listed below under the heading COMPANY ADDRESS.

8. Follow the instructions listed below under the heading PAYMENT OF CAPITAL CONTRIBUTION.

COMPANY ADDRESS:

            Excelsior Buyout Investors, LLC
            225 High Ridge Road
            Stamford, CT  06905
            Attention:  Kathleen Flores

PAYMENT OF CAPITAL CONTRIBUTION

If you maintain an account with U.S. Trust, the preferred method of payment will be to deduct your capital contribution from your designated U.S. Trust account. To select this method of pay, simply check the appropriate box on the Execution Page. If you maintain an account with U.S. Trust, you may also elect to make your payment by wire or check on or before the date of the closing of the Company. If you do not maintain a U.S. Trust account, the preferred method of payment is by wire but the Company will also accept payment by check on or before the date of the closing of the Company. If you elect to have your payment deducted directly from your designated U.S. Trust account, the Company will notify U.S. Trust of the date and time of the proposed closing at least three business days prior to the proposed closing date. On or before the proposed closing date, monies will be deducted from your designated U.S. Trust account and transmitted to the escrow account maintained by PNC Bank, Delaware, as Escrow Agent, pending closing. As explained in the prospectus, if subscriptions for at least $50,000,000 (or such lesser amount as determined by the Board of Managers in its sole discretion) have not been received by the Termination Date (as defined in the prospectus), the Board of Managers may elect to terminate the offering and all funds will be returned to investors with any interest earned thereon and without any deductions. Please carefully follow the instructions listed below to insure proper payment.


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To Pay By Check:

Make payable to:          PNC Bank, Delaware as Escrow Agent for
                          Excelsior Buyout Investors, LLC


Send to:                  PFPC Inc.
                          c/o Excelsior Buyout Investors, LLC
                          103 Bellevue Parkway
                          Wilmington, DE 19809
                          Attention: Alternative Investment Group
To Pay By Wire:

IT IS IMPERATIVE THAT YOU INCLUDE YOUR NAME (OR, IF YOU ARE WIRING MONEY ON BEHALF OF AN ENTITY, THE NAME OF THE ENTITY) IN THE REFERENCE LINE OF THE WIRE INSTRUCTIONS.

Wire to:                  PNC Bank, Delaware
                          ABA #: 031100089
                          FBO: PNC Bank, Delaware as Escrow Agent for
                          Excelsior Buyout Investors, LLC
                          Account #: 56-0546-8098
                          Reference: (Insert Investor's name here)

See next page for tear-out prepared instructions to deliver to your bank/financial institution.


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                             WIRING INSTRUCTIONS


---------------------------------       Insert your
---------------------------------       Bank/Financial
---------------------------------       Institution name
---------------------------------       and address here.

Dear Sir/Madam:

Please wire ________ (insert your dollar amount) from my account number ________ (insert your account number) and send the proceeds to:

      PNC Bank, Delaware
      ABA #:      031100089
      FBO:        PNC Bank, Delaware as Escrow Agent for
                  Excelsior Buyout Investors, LLC
      Account #:  56-0546-8098
            Reference: (Insert Investor's name here)

Sincerely,

Investor Signature       ---------------------------------
Print name               ---------------------------------
Address                  ---------------------------------
                         ---------------------------------
                         ---------------------------------
                         ---------------------------------
Daytime Telephone #      ---------------------------------



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                            SUBSCRIPTION AGREEMENT

Excelsior Buyout Investors, LLC
c/o United States Trust Company
225 High Ridge Road
Stamford, Connecticut 06905

Ladies and Gentlemen:

      Reference is made to the prospectus dated ________, 2003 (the "Prospectus") with respect to the offering of units of membership interest ("Units") in Excelsior Buyout Investors, LLC (the "Company"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Prospectus.

The undersigned subscribing investor (the "Investor") hereby agrees as follows:

1. Subscription for the Units.
   --------------------------

      (a) The Investor agrees to become a Member of the Company and agrees to make a capital contribution to the Company in the amount set forth on the Execution Page of this Subscription Agreement under the heading "Capital Contribution" on the terms and conditions described herein and in the Prospectus.

      (b) The Investor acknowledges and agrees that it is not entitled to cancel, terminate or revoke this subscription or any agreements or power of attorney of the Investor hereunder, except as otherwise set forth in this
Section 1(b), the Prospectus or applicable law, and such subscription and agreements and power of attorney shall survive (i) changes in the transaction, documents and instruments described in the Prospectus which in the aggregate are not material or which are contemplated by the Prospectus and (ii) the death or disability of the Investor; provided, however, that if the Company shall not have accepted this subscription on or before September 30, 2003, subject to extension by the Company's Board of Managers (the date of any such acceptance of this subscription, the "Closing Date"), this subscription, all agreements of the Investor hereunder and the power of attorney granted hereby shall be cancelled and this Subscription Agreement will be returned to the Investor.

      (c) The Investor hereby irrevocably constitutes and appoints each member of the Company's Board of Managers and the appropriate officers of the Company (and any designee of, substitute for or successor to any of them) as the Investor's true and lawful attorney in the Investor's name, place and stead, (i) to receive and pay over to the Company on behalf of the Investor, to the extent set forth in this Subscription Agreement, all funds received hereunder, (ii) to execute, complete or correct, on behalf of the Investor, all documents to be executed by the Investor in connection with the Investor's subscription for Units, including, without limitation, filling in or amending amounts, dates, and other pertinent information and (iii) to make, execute, acknowledge, deliver, swear to, file and record: (A) this Agreement and a certificate


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of formation, a certificate of doing business under fictitious name and any other instrument or filing which the Board of Managers or the appropriate officers of the Company consider necessary or desirable to carry out the purposes of this Subscription Agreement, the Operating Agreement of the Company dated as of _______, 2003 (the "Operating Agreement") or the business of the Company or that may be required under the laws of any state or local government or of any other jurisdiction; (B) any and all amendments, restatements, cancellations, or modifications of the instruments described in (A) above; (C) any and all instruments related to the admission, removal, or withdrawal of any Member; and (D) all documents and instruments that may be necessary or appropriate to effect the dissolution and termination of the Company. This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive any transfer of some or all of the Investor's Units.

2. Certain Acknowledgments and Agreements of the Investor.
   ------------------------------------------------------

      The Investor understands and acknowledges that the subscription for the Units contained herein may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion. No subscription shall be deemed accepted until the subscription has actually been accepted and, if necessary, any subsequent acts have been taken which shall be deemed an acceptance of this Agreement by the Company for all purposes. The Investor understands that Paul, Hastings, Janofsky & Walker LLP acts as counsel only to the Company, the Managing Member and the Investment Adviser and no attorney-client relationship exists between Paul, Hastings, Janofsky & Walker LLP and any other person solely by reason of such person making an investment in the Company.

3. Representations and Warranties of the Investor.
   ----------------------------------------------

      The Investor, for the Investor and for the Investor's heirs, personal representatives, successors and assigns, makes the following representations, declarations and warranties with the intent that the same may be relied upon in determining the suitability of the undersigned as an investor in the Company. The following representations, warranties and agreements shall survive the Closing Date.

      (a) The Investor has received, read carefully and understands the Prospectus and all exhibits thereto and has consulted the Investor's own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor. Any special acknowledgment set forth below with respect to any statement contained in the Prospectus shall not be deemed to limit the generality of this representation and warranty.

      (b) The Investor has at least $750,000 under the management of the Investment Adviser and its affiliates, or (ii) prior to his, her or its subscription to the Fund (a) has a net worth of more than $1,500,000 or (b) has $5 million in investments (if an individual) or $25 million in investments (if an institution).


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      (c) The Investor understands and acknowledges that (i) the Investor must bear the economic risk of the Investor's investment in the Units until the termination of the Company; (ii) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Units which the Investor hereby subscribes to purchase or any part thereof, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement; (iii) the Units cannot be sold or transferred without the prior written consent of the Company, which shall be granted or may be withheld in accordance with the terms of the Operating Agreement and will be withheld if transfer would subject the Company to adverse tax consequences; (iv) there will be no public market for the Units; and (v) any disposition of the Units may result in unfavorable tax consequences to the Investor.

      (d) The Investor is aware and acknowledges that (i) the Company has no operating history; (ii) the Units involve a substantial degree of risk of loss of the Investor's entire investment and there is no assurance of any income from such investment; (iii) any federal and/or state income tax benefits which may be available to the Investor may be lost through the adoption of new laws or regulations or changes to existing laws and regulations or changes in the interpretation of existing laws and regulations; (iv) the Investor, in making its investment, is relying solely upon the advice of the Investor's personal tax advisor with respect to the tax aspects of an investment in the Company; and (v) because there are substantial restrictions on the transferability of the Units it may not be possible for the undersigned to liquidate its investment readily in any event, including in case of an emergency.

      (e) If the Investor is a corporation, limited liability company, trust, partnership or other entity, the statements made by the Investor in Paragraph 7 hereto are true, correct and complete in all material respects.

      (f) If the Investor is a natural person, the Investor is at least 21 years of age and the Investor has adequate means of providing for all of his or her current and foreseeable needs and personal contingencies and has no need for liquidity in this investment, and if the Investor is an unincorporated association, all of its members who are U.S. Persons (as defined in subsection
(m) of this Section 3) are at least 21 years of age.

      (g) The Investor has evaluated the risks of investing in the Units, and has determined that the Units are a suitable investment for the Investor. The Investor can bear the economic risk of this investment and can afford a complete loss of its investment. In evaluating the suitability of an investment in the Units, the Investor has not relied upon any advice, representations or other information (whether oral or written) other than as set forth in the Prospectus and exhibits thereto, and independent investigations made by the Investor or representative(s) of the Investor that are not affiliated with the Company. The Investor has reviewed the eligibility requirements of Schedule A, attached to this Agreement, and to the extent applicable, meets all suitability and eligibility requirements described therein.


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      (h) The Investor is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Units. The aggregate amount of the investments of the Investor in, and the Investor's commitments to, all similar investments that are illiquid is reasonable in relation to the Investor's net worth.

      (i) The Investor maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Subscription Agreement.

      (j) The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement are made with the intent that they be relied upon by the Company, Charles Schwab & Co., Inc. (the "Distributor") and any selling agent in determining its suitability as a purchaser of the Units, and shall survive its purchase. In addition, the Investor undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Investor set forth herein.

      (k) The Investor, if it is a corporation, limited liability company, trust, partnership or other entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the execution, delivery and performance by it of this Subscription Agreement and the Operating Agreement are within its powers, have been duly authorized by all necessary corporate or other action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company), and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation, By-laws or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which the Investor is a party or by which the Investor or any of the Investor's property is bound. This Agreement constitutes, and the Operating Agreement, when executed and delivered, will constitute, a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

      (l) If the Investor is a natural person, the execution, delivery and performance by the Investor of this Subscription Agreement and the Operating Agreement are within the Investor's legal right, power and capacity, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company), and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which the Investor is party or by which the Investor or any of his or her property is bound. This Subscription Agreement constitutes, and the Operating Agreement, when executed and delivered, will constitute, a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

      (m) The Investor is a United States citizen if an individual, and if an entity is organized under the laws of the United States or a state thereof or is otherwise a U.S.



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Person(1) as defined below or as otherwise defined in Rule 902 under the U.S.
Securities Act of 1933, as amended.

      (n) By purchase of Units, the Investor represents to the Investment Adviser, the Board of Managers, the Distributor and the Company that the Investor has neither acquired nor will transfer, assign or market any Units the Investor purchases (or any interest therein) on or through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of section 7704(b) of the Internal Revenue Code of 1986, as amended, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. Further, the Investor agrees that, if it determines to transfer or assign any of its Units or any interest therein pursuant to the provisions of the Operating Agreement, it will cause its proposed transferee to agree to the transfer restrictions set forth herein and to make the representations set forth above.

      (o) The Investor has evaluated the Prospectus and the exhibits thereto and has determined that the Investor is and will be in a financial position appropriate to enable the Investor to realize to a significant extent the benefits described in the Prospectus.

      (p) The Investor is not a charitable remainder trust.

4. Employee Benefit Plan Investors.
   -------------------------------

      (a) Definitions. In this Paragraph 4, (i) "Employee Benefit Plan" means any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to ERISA, and any "plan" as defined in section 4975(e)(1) of the Internal Revenue Code of 1986, as

------------------------
(1) For purposes of this representation, a U.S. Person is (i) a natural person who is a citizen of or resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States;
     (iii) an estate of which any executor or administrator is a U.S. person;
     (iv) a trust of which any trustee is a U.S. person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) a partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by one or more of the above and/or one or more natural persons resident in the U.S. principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts; provided, however, that the term "U.S. Person" shall not include any person or entity that is not treated as a U.S. Person for purposes of the Internal Revenue Code of 1986, as amended.



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amended; (ii) "25%-Plan-Owned Investor" means any Investor that is not itself an
Employee Benefit Plan but that has 25% or more of any class of equity interests owned (directly or indirectly) by one or more Employee Benefit Plans; and (iii) "Plan Investor" includes an Investor itself if the Investor is an Employee Benefit Plan or, if the Investor is instead a 25%-Plan-Owned Investor, includes each Employee Benefit Plan that directly or indirectly owns any class of Investor's equity interests.

      (b) Representations, Warranties and Agreements. If an Investor is either an Employee Benefit Plan or a 25%-Plan-Owned Investor, then the person executing this Agreement on behalf of such Investor (the "Signer") represents, warrants and agrees as follows on behalf of the Plan Investor(s):

            i. Independent Determination. The Signer has the fiduciary authority under ERISA and applicable plan documents to cause the Plan Investor(s) to make an investment in the Company. The Signer has independently determined, as to the Plan Investor(s), that this investment satisfies all requirements of section 404(a)(1) of ERISA, and that this investment will not be prohibited under any of the provisions of section 406 of ERISA or section 4975(c)(1) of the Internal Revenue Code. The Signer has requested and received from the Board of Managers all information that the Signer, after due inquiry, deemed relevant to such determinations. The Signer has taken into account that there is a risk of loss of this investment, and that this investment will be relatively illiquid so that invested funds will not be readily available for the payment of employee benefits. Taking into account these factors and all other factors relating to the Company, the Signer has concluded that this investment is an appropriate part of the overall investment program of the Plan Investor(s).

            ii. Agreement to Give Notice of Certain Changes. Promptly after the Investor obtains knowledge thereof, the Signer will notify the Board of Managers in writing of (A) any termination, substantial contraction, merger or consolidation, or transfer of assets of any Plan Investor; (B) any amendment to the governing instrument(s) of a Plan Investor that materially affects the investments of such Plan Investor or the authority of any named fiduciary or investment manager to authorize investments by such Plan Investor; and (C) any change in the identity of any named fiduciary or investment manager (including the Plan Investor itself) who has authority to approve investments for any Plan Investor.

            iii. No Investment Advice Given. The Signer acknowledges and agrees that neither the Board of Managers nor any of its Affiliates provided any investment advice to the Investor (or, to the Signer's knowledge, to any other Plan Investor) with respect to the decision


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                  to invest in the Company and none of such parties provides any
                  investment   advice  to  the  Investor  (or,  to  the  Signer'
                  knowledge, to any other Plan Investor) that serves as the primary basis of any investment decisions the Investor makes as to any of its assets (or that such other Plan Investor(s), as the case may be) that would be invested in the Company.

            iv. Limit on Fiduciary Responsibilities. If the Board of Managers or Managing Member, or equity owner, employee, agent, or Affiliate of the Board of Managers or Managing Member, is ever held to be a fiduciary of the Investor or any other Plan Investor, then, in accordance with sections 405(b)(1), 405(c)(2) and 405(d) of ERISA, the fiduciary responsibilities of that person shall be limited to the person's duties in administering the business of the Company, and the person shall not be responsible for any other duties to the Investor or such other Plan Investor, specifically including evaluating the initial or continued appropriateness of this investment in the Company under section 404(a)(1) of ERISA.

5. Indemnification. The Investor recognizes that the offer of the Units was made in reliance upon the Investor's representations and warranties set forth in Paragraph 3 above and the acknowledgments and agreements set forth in Paragraph 2 above. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase the Units. The Investor hereby agrees to indemnify the Company, each member of the Board of Managers of the Company, the Investment Adviser, the Distributor and any of their affiliates and controlling persons and each other member and any successor or assign of the foregoing and to hold each of them harmless from and against any loss, damage or liability (including attorney's fees) due to or arising out of a breach of any representation, warranty, acknowledgment or agreement of the Investor contained in this Subscription Agreement or in any other document provided by the Investor to the Company in connection with the Investor's investment in the Units. Notwithstanding any provision of this Agreement, the Investor does not waive any rights granted to it under applicable securities laws.

6. General. This Agreement (i) shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor, (ii) shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without reference to any principles of conflicts of law (except insofar as affected by the state securities or "blue sky" laws of the jurisdiction in which the offering described herein has been made to the Investor), (iii) shall survive the admission of the Investor to the Company as a Member, and (iv) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons.

7. Assignment. The Investor agrees that neither this Subscription Agreement nor any rights which may accrue to the Investor hereunder may be transferred or assigned.

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8. Suitability. If the Investor is a corporation, limited liability company, trust, partnership or other entity, the truth, correctness and completeness of the information supplied by the Investor in the attached Investor Questionnaire for Entities is warrantied pursuant to Paragraph 3(e) hereof.

9. Arbitration. ANY CLAIM, CONTROVERSY, DISPUTE OR DEADLOCK ARISING UNDER THIS AGREEMENT (COLLECTIVELY, A "DISPUTE") SHALL BE SETTLED BY ARBITRATION, IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE NASD, EXCEPT IN THE EVENT THAT THE NASD IS UNWILLING TO ACCEPT JURISDICTION OF THE MATTER, SUCH ARBITRATION SHALL BE HELD IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). ALL ARBITRATIONS SHALL BE HELD IN SAN FRANCISCO, CALIFORNIA. ANY ARBITRATION AND AWARD OF THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL BE FINAL AND THE JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY STATE OR FEDERAL COURT HAVING JURISDICTION. NO PUNITIVE DAMAGES ARE TO BE AWARDED.


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                                                                      SCHEDULE A

                         DEFINITION OF QUALIFIED CLIENT

      Qualified Client shall mean any person who comes within any of the following categories or what the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

      (i) A natural person who or a company that immediately after entering into the contract has at least $750,000 under the management of the Investment Adviser and its affiliates;

      (ii)  A  natural  person  who or a  company  that the  Investment  Adviser entering into the contract (and any person acting on his behalf) reasonably believes, immediately prior to entering into the contract, either:

(A) Has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $1,500,000 at the time the contact is entered into; or

(B) Is a qualified purchaser as defined in section 2(a)(51)(A) of the Investment Company Act of 1940 (the "Investment Company Act") at the time the contract is entered into (See Schedule B); or

      (iii) A natural person who immediately prior to entering into the contact is:

(A) An executive officer, director, trustee, general partner, or person serving in a similar capacity, of the Investment Adviser; or

(B) An employee of the Investment Adviser (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Investment Adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of such investment adviser, provided that such employee has been performing such functions and duties for or on behalf of the Investment Adviser, or substantially similar functions or duties for or on behalf of another company for at least 12 months.


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                                                                      SCHEDULE B

                     DEFINITION OF A QUALIFIED PURCHASER

"Qualified purchaser" shall mean any person who comes within any of the following categories, at the time of the sale of the Interests to that person:

            I.    Individuals

      a. The Investor is a qualified purchaser because he/she (alone, or together with his/her spouse, if investing jointly) owns not less that $5,000,000 in investments.*

II.   "Family"   Corporations,   Partnerships,   Trusts,   Limited   Liability
      Companies or Other "Family" Entities

      a. The Investor was not formed for the specific purpose of investing in the Partnership; plus

      b.    The Investor owns not less than $5,000,000 in investments; plus

      c. The Investor is owned directly or indirectly by or for (i) two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, (ii) spouses of such persons, (iii) the estates of such persons or (iv) trusts established by or for the benefit of such persons.

--------------------------
* The term "investments" means any or all (1) securities (as defined in the Securities Act), except for securities of issuers controlled by the Investor ("Control Securities") unless the (A) issuer of the Control Securities is itself a registered or private investment company or is exempted from the definition of investment company by Rule 3a-6 or Rule 3a-7 under the Investment Company Act,
(B) the Control Securities represent securities of an issuer that files reports pursuant to Section 13 or 15(d) of the Exchange Act, (C) the issuer of the Control Securities has a class of securities listed on a designated offshore securities market under Regulation S under the Securities Act or (D) the issuer of the Control Securities is a private company with shareholders' equity not less than $50 million determined in accordance with generally accepted accounting principles, as reflected in the company's most recent financial statements (provided such financial statements were issued within 16 months of the date of Investor's purchase of Interests); (2) futures contracts or options thereon held for investment purposes; (3) physical commodities held for investment purposes; (4) swaps and other similar financial contracts entered into for investment purposes; (5) real estate held for investment purposes; and
(6) cash and cash equivalents held for investment purposes.

      Note: In determining whether the $5 million or $25 million thresholds are met, investments can be valued at cost or fair market value as of a recent date. If investments have been acquired with indebtedness, the amount of the indebtedness must be deducted in determining whether the threshold has been met.

            III.  Other Entities

      a. The Investor was not formed for the specific purpose of investing in the Partnership; plus

      b. The Investor is an entity, acting for its own account or the accounts of other qualified purchasers, which in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments (as defined above).

            IV. Trusts (Other Than Trusts That Qualify under II or III hereof)

      a. The Investor was not formed for the specific purpose of investing in the Partnership; plus

      b. Each trustee (or other authorized person) that is authorized and required to make decisions with respect to this investment is a person described in I, II or III, at the time the decision to purchase Interests is made, and each settlor or other person who has contributed assets to the trust is a person described in I, II or III at any time such person contributed assets to the trust.

            V. Entities That Do Not Qualify Under II-IV

      a. The Investor is a qualified purchaser because each beneficial owner of the Investor's securities is a qualified purchaser.*

            VI.   All Investors That Are Entities

      a. The Investor is not an entity that is excepted from the definition of an "investment company" under the Investment Company Act pursuant to Section 3(c)(1) or 3(c)(7) thereof (a "3(c)(1) or 3(c)(7)
            Company"); or

      b. The Investor is a Section 3(c)(1) or 3(c)(7) Company but does not have ANY direct "beneficial owners" that have held an interest in the Investor on or before April 30, 1996 (a "Pre-April 30 Holder"); or

      c. The Investor is a Section 3(c)(1) or 3(c)(7) Company and has obtained consent to its treatment as a qualified purchaser from all of its Pre April 30 Holders.

            VII. Investors That Qualify Under II or IV May Qualify Under VII Instead Of VI

      a. The Investor has obtained consent to its treatment as a qualified purchaser from all of its trustees, directors or general partners.

            VIII. Investors That Qualify Under VI b. Or VI c.

      a.    If any direct or indirect  beneficial owner of the Investor itself a
            Section 3(c)(1) or 3(c)(7) Company that controls, is controlled by, or is under common control with the Investor?

If the Investor cannot answer NO to VIII because it has a control relationship with a beneficial owner that is itself a Section 3(c)(1) or 3(c)(7) Company, the Investor may be required to obtain consent from the security-holders of such owner.

            *  This   certification  does  not  apply  to  beneficiaries  of  an irrevocable trust.

                     INVESTOR QUESTIONNAIRE FOR ENTITIES

EXAMPLES OF ENTITIES INCLUDE, BUT ARE NOT LIMITED TO, TRUSTS, CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES.

            ENTITIES (NON-INDIVIDUALS): PLEASE COMPLETE THIS QUESTIONNAIRE.

   1.    Legal form of entity (corporation, partnership, trust, etc.):
                                                                      ---------

          Investor entity was organized under the laws of the state of
                                                                      ---------

   2.   The taxable year-end of the Investor is
                                                ----------------------------
                                                  (Month/Day)

   3. The Investor acknowledges that in evaluating the suitability of an investment in the Units, the Investor has not relied upon any advice, representations or other information (whether oral or written) other than as set forth in the Prospectus and exhibits thereto, and independent investigations made by the Investor or representatives of the Investor that are not affiliated with the Company.

4. Please indicate whether or not the Investor is a U.S. pension trust or governmental plan qualified under section 401(a) of the Code or a U.S. tax-exempt organization qualified under section 501(c)(3) of the Code.

                  ____ Yes ____ No

                       EXCELSIOR BUYOUT INVESTORS, LLC

                                 EXECUTION PAGE

IN WITNESS WHEREOF, THE UNDERSIGNED INVESTOR HAS EXECUTED THIS SUBSCRIPTION AGREEMENT.

Name of Person Executing on Behalf of Investor:
                                               -------------------------------

Investor/Account Name (if different from above):
                                               -------------------------------

U.S. Trust Account Number:

Account Tax ID No (SSN if individual):
                                      ----------------------------------------

Investor Type:

o Individual  o Rights of Survivorship  o Trust           o Partnership
              o Tenants in Common       o  Corporation    o  L.L.C.
o  Other:
         ----------------------------------------------------------------


* Investors other than individuals must attach to this booklet a copy of the agreement or other instrument governing their operation, e.g., investors who are trusts should attach a copy of their Declaration of Trust, investors who are partnerships should attach a copy of their Partnership Agreement, investors who are corporate investors should attach a copy of their Articles of Incorporation and By Laws, etc.

RESIDENCE

Address:                            Telephone:  (      )
         ---------------------                  ------------------------
                                    Fax:  (      )
------------------------------            ------------------------------
                                    Email:
------------------------------             -----------------------------


MAILING ADDRESS (IF OTHER THAN RESIDENCE)

Address:                            Telephone:  (      )
         ---------------------                  ------------------------
                                    Fax:  (      )
------------------------------            ------------------------------
                                    Email:
------------------------------             -----------------------------

IF INVESTOR WOULD LIKE COPIES OF TAX, ACCOUNTING OR FINANCIAL STATEMENTS DELIVERED TO ANOTHER PERSON, PLEASE FILL OUT THE FOLLOWING INFORMATION FOR SUCH
PERSON:

Name:
     ----------------------------------------------------------------------

Title/Company:
               ------------------------------------------------------------

Telephone Number:
                  ---------------------------------------------------------

Fax Number:
             --------------------------------------------------------------

Email Address:
               ------------------------------------------------------------

Relationship to Investor:
                           ------------------------------------------------

Type of Materials to be Provided:
                                  -----------------------------------------


CAPITAL CONTRIBUTION:

$

Method of Payment:  o Debit U.S. Trust Account   o Wire      o Check

WIRE PAYMENT INFORMATION FOR INVESTOR (FOR COMPANY DISTRIBUTIONS).

IF DISTRIBUTIONS ARE TO BE WIRED TO THE U.S. TRUST ACCOUNT NUMBER LISTED ABOVE, CIRCLE "YES" BELOW AND LEAVE THE REMAINDER BLANK.

U.S. Trust Account:  Yes or No

Bank Name:                          Investor Account Number:
           -------------------                               -----------
Address:                            Bank Officer:
         ---------------------                    ----------------------
                                    Telephone:
------------------------------                 -------------------------
                                    ABA Number:
------------------------------                  ------------------------

SIGNATURE LINE FOR INDIVIDUAL INVESTORS


Signature:
           -------------------------------------------------------------
Print Name:
            ------------------------------------------------------------

Date of Execution:            , 2003
                  ------------

SIGNATURE LINE FOR INVESTORS OTHER THAN INDIVIDUALS

Signature:
           -------------------------------------------------------------

Print Name and Title:
                      --------------------------------------------------


Additional Signatures for Entities (if applicable):

Signature:
           -------------------------------------------------------------

Print Name and Title:
                      --------------------------------------------------

Signature:
           -------------------------------------------------------------

Print Name and Title:
                      --------------------------------------------------

Signature:
           -------------------------------------------------------------

Print Name and Title:
                      --------------------------------------------------


Date of Execution:                 , 2003
                  -----------------

                             COMPANY'S ACCEPTANCE

            EXCELSIOR BUYOUT INVESTORS, LLC HEREBY ACCEPTS THE FOREGOING SUBSCRIPTION AGREEMENT AS OF ________________, 2003.

                       EXCELSIOR BUYOUT INVESTORS, LLC,
                       A DELAWARE LIMITED LIABILITY COMPANY

                       BY: EXCELSIOR BUYOUT MANAGEMENT, LLC
                       MANAGING MEMBER

                       BY:
                           ---------------------------------------------
                           Name:
                           Title:

                      AMOUNT OF CAPITAL CONTRIBUTION: $---------------